UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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CROWN CRAFTS, INC.

(Name of Registrant as Specified In Its Charter)

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For immediate release	July 30, 2007
Crown Crafts Clarifies Issues on Proxy Cards
Gonzales, Louisiana — Crown Crafts, Inc. (NASDAQ-CM: CRWS) announced today that the Company has sent a letter to its stockholders in conjunction with its annual meeting of stockholders to be held in Gonzales, Louisiana on August 14, 2007. The letter clarifies certain irregularities on the dissident Gold proxy card. The Company stressed the importance of this vote and asked stockholders to vote their shares on the WHITE proxy card that they will receive by mail. The body of the letter sent to stockholders is as follows:
ONLY A VOTE ON THE WHITE PROXY CARD IS A VOTE
FOR MANAGEMENT AND YOUR BOARD
July 27, 2007
Dear Fellow Crown Crafts Stockholder:
     As you know, Crown Crafts will hold its annual meeting of stockholders on August 14, 2007. At that meeting, stockholders will choose between a slate of directors nominated for re-election by your Board — William T. Deyo, Jr., Steven E. Fox and myself — and a slate of directors nominated by the Wynnefield Group.
     Recently, I received a Gold proxy card that had been mailed on behalf of Wynnefield in connection with their solicitation. To my disbelief, the slate of directors listed on this Gold proxy card specifically included me by name, unlike the proxy card that Wynnefield had previously filed with the SEC. This was done without my consent in clear violation of the federal proxy rules.
     What Wynnefield did creates confusion and could make you think that I supported their position and had lent my name, stature and reputation to the election of their slate of nominees, which could not be any further from the truth. I would never give permission for Wynnefield to associate me with any of their nominees.
     I urge all stockholders to carefully review any proxy card before voting it and to vote only the WHITE proxy card sent to you by the Company. I urge you not to vote a Gold proxy card and to discard all Gold proxy cards that you may have received. A vote on a Gold proxy card, even though it may list me as a named nominee, is not a vote for management. Only your latest dated proxy will be counted, so if you have previously voted a Gold proxy card, believing it to be a vote for management, please vote again as soon as possible on the WHITE proxy card.

     Thank you for your continued support.

E. Randall Chestnut
Chairman, President and Chief Executive Officer

About Crown Crafts
Crown Crafts, Inc. designs, markets and distributes infant and juvenile consumer products, including bedding, blankets, bibs, bath items and accessories. Its subsidiaries include Hamco, Inc. in Louisiana and Crown Crafts Infant Products, Inc. in California. Crown Crafts is America’s largest producer of infant bedding, bibs and bath items. The Company’s products include licensed and branded collections as well as exclusive private label programs for certain of its customers.
This document contains forward-looking statements within the meaning of the Securities Act of 1933, the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations, projections, estimates and assumptions. Words such as “expects,” “believes,” “anticipates” and variations of such words and similar expressions identify such forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause future results to differ materially from those suggested by the forward-looking statements. Reference is made to the Company’s periodic filings with the Securities and Exchange Commission for factors that may impact the Company’s results of operations and financial condition. The Company does not undertake to update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise.

Contact:	Chris Hayden Georgeson Inc. (212) 440-9850 or Olivia Elliott Secretary — Treasurer (225) 647-9124

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